SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2007

CYBER DIGITAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-13992	11-2644640
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or organization)	Number)	Identification No.)

400 Oser Avenue, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number: (631) 231-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2007, Cyber Digital, Inc. (the "Company") combined the two previous promissory notes with J.C. Chatpar, Chief Executive Officer of the Company, for cash advances made to the Company in the aggregate amount of $1,261,300, which is secured by this Promissory Note. The amounts of the loan outstanding under (1) the Promissory Note dated as of March 12, 2002 in the amount of $325,000 and (2) the Promissory Note dated as of March 12, 2007 in the amount of $936,300 shall be refinanced in their entirety with the proceeds of the loans made under this Promissory Note and all amounts of the loans outstanding hereafter shall be new loans deemed to be advanced on the date hereof; provided that (a) no funds shall be transferred on the date hereof as a result of such refinancing and (b) interest payable on the amounts outstanding on the date hereof shall be paid on the date scheduled for such payment as if such refinancing had not occurred. A copy of this note is attached to this Current Report on Form 8-K as exhibit 99.1 and incorporated herein by reference.

Item 9.01 Exhibits

99.1 Promissory Note with J.C. Chatpar dated October 1, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2007	CYBER DIGITAL, INC

By: /s/ J.C. Chatpar J.C. Chatpar President, Chief Executive Officer and Chief Financial Officer